                                                                     EXHIBIT 4.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                               KCS RESOURCES, INC.

                               *******************

             Pursuant to Section 102 of the General Corporation Law
                            of the State of Delaware

         The undersigned, a natural person of legal age, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify and set forth:

         FIRST:            The name of the corporation is:

                                    KCS RESOURCES, INC.

         SECOND:           The address of its registered office in the State of
Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the registered agent is The Corporation Trust Company.

         THIRD:            The nature of the business or purposes to be
conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

         FOURTH:           The total number of shares of stock which the
corporation shall have authority to issue is one thousand (1,000). All of such shares shall be with a par value of ONE ($.01) CENT per share.

         FIFTH:            In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation. Election of directors need not be by ballot.

         SIXTH:            Elections of Directors need not be by written ballot
unless the By-laws of the corporation so provide.

         SEVENTH:          The books of the Corporation may be kept (subject to
any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         EIGHTH:           The Corporation reserves the right to amend, alter or
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH:            If any action is to be taken by the Stockholders
without a meeting, such action must be authorized by the unanimous written consent signed by all of the holders of the outstanding stock.

         TENTH:            No Director of the Corporation shall be liable to the
Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation and

Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law), or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of Directors, then the liability of a Director of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

         ELEVENTH:         The powers of the incorporator are to terminate upon
the filing of the certificate of incorporation and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:


     NAME                                                 MAILING ADDRESS
     ----                                                 ---------------
James W. Christmas,                                  379 Thornall Street
                                                     Edison, New jersey 08837

C.R. Devine,                                         1800 West Loop South
                                                     Houston, Texas 77027

         TWELFTH:          The name and mailing address of the incorporator is:

             Susan T. Covino
             379 Thornall Street
             Edison, New Jersey 08837

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of September, 1993.

                                               /s/ SUSAN T. COVINO
                                               ------------------------
                                               SUSAN T. COVINO, ESQ.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               KCS RESOURCES, INC.

KCS Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that provision for the making of the following amendment to the Certificate of Incorporation of the Corporation is contained in an Order (the "Order") dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in In re KCS Energy, Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW) through 00-0318 (PJW) confirming the KCS Energy, Inc. et al., Debtors Chapter 11 Plan of
Reorganization:

                           A new Article Thirteenth is hereby added to the end of the Certificate of Incorporation:

         "Thirteenth       Notwithstanding anything contained in this
                           Certificate of Incorporation to the contrary, the Corporation shall not authorize or issue any non-voting equity securities or authorize or issue any classes of securities possessing voting power, in either case without complying with the provisions of Title 11 United States Code Section 1123(a)(6)."

                  The undersigned persons certify that, pursuant to the Order of the Bankruptcy Court, the Corporation, this 15th day of February, 2001, has caused this Certificate of Amendment to be signed by its President and attested by its Secretary, and affirm that the statements contained herein are true.

ATTEST:                                        KCS RESOURCES, INC.

/s/ FREDERICK DWYER                            By: /s/ WILLIAM N. HAHNE
-----------------------------                      -----------------------------
Frederick Dwyer, Secretary                         William N. Hahne, President

                              CERTIFICATE OF MERGER

                                       OF

                           KCS PIPELINE SYSTEMS, INC.

                                      INTO

                               KCS RESOURCES, INC.

                                      * * *

                  The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST:   That the name and state of incorporation of each of
the constituent corporations of the merger is as follows:

NAME:                                          STATE OF INCORPORATION:
----                                           ----------------------
KCS PIPELINE SYSTEMS, INC.                     Delaware
KCS RESOURCES, INC.                            Delaware

                  SECOND: That an agreement of merger between the parties to the merger has been approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

                  THIRD:   That the name of the surviving corporation of the
merger is KCS RESOURCES, INC.

                  FOURTH: That the Certificate of Incorporation of KCS RESOURCES, INC., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

                  FIFTH:   That the executed Agreement and Plan of Merger is on
file at the principal place of business of the surviving corporation, the address of which is c/o KCS Energy, Inc., 379 Thornall Street, Edison, New Jersey 08837.

                  SIXTH:   That a copy of the Agreement and Plan of Merger will
be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: That this Certificate of Merger shall be effective on December 31, 1997.

Dated: December 22, 1997
                                               KCS RESOURCES, INC.

                                               By: /s/ KATHERYN M. KINNAMON
                                                   -----------------------------
                                                   Katheryn M. Kinnamon,
                                                   Treasurer

                              CERTIFICATE OF MERGER

                                       OF

                          MEDALLION GAS SERVICES, INC.,
                             An Oklahoma Corporation

                         KCS MEDALLION RESOURCES, INC.,
                             A Delaware Corporation

                                       and

                          KCS MICHIGAN RESOURCES, INC.,
                             A Delaware Corporation

                                  WITH AND INTO

                              KCS RESOURCES, INC.,
                             A Delaware Corporation

                 Pursuant to Del. Code Ann. Title 8 Section 252

                  This Certificate of Merger for the merger of MEDALLION GAS SERVICES, INC., KCS MEDALLION RESOURCES, INC. and KCS MICHIGAN RESOURCES, Inc. (collectively, the "MERGING CORPORATIONS") with and into KCS RESOURCES, INC. (the "SURVIVING CORPORATION").

         1. NAMES OF MERGING CORPORATIONS. The name of the merging corporations are MEDALLION GAS SERVICES, INC., an Oklahoma corporation, KCS MEDALLION RESOURCES, INC., a Delaware corporation and KCS MICHIGAN RESOURCES, Inc., a Delaware corporation, which will merge with and into KCS RESOURCES, INC. a Delaware corporation.

         2. AGREEMENT AND PLAN OF MERGER. An Agreement and Plan of Merger (the "PLAN") has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         3. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue to be KCS RESOURCES, INC. a Delaware corporation.

         4. CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation will be the certificate of incorporation of the surviving corporation.

         5. PLAN ON FILE. The Plan is on file at the principal place of business of the Surviving Corporation located at: 5555 San Felipe, Houston, Texas 77056.

         6. FURNISHING A COPY OF THE PLAN. A copy of the Plan will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any of the Merging Corporations or the Surviving Corporation.

         7. CAPITALIZATION OF MERGING CORPORATIONS. The authorized capital stock of each of the Merging Corporations is as follows:

Medallion Gas Services, Inc.     50,000 shares of capital stock, consisting of
                                 common stock - $1.00 par value

KCS Medallion Resources, Inc.    1,000 shares of capital stock, consisting of
                                 common stock - $1.00 par value

KCS Michigan Resources, Inc.     3,000 shares of capital stock, consisting of
                                 common stock - $.01 par

         8. EFFECTIVE DATE. The effective date of the merger shall be December 31, 2001.

                  IN WITNESS WHEREOF, the parties hereto have caused this Certificate of Merger to be signed as of this 12th day of December, 2001.

                                               MEDALLION GAS SERVICES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                                               KCS MEDALLION RESOURCES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                               KCS MICHIGAN RESOURCES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                                               KCS RESOURCES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                               KCS MICHIGAN RESOURCES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                                               KCS RESOURCES, INC.

                                               By: /s/ FREDERICK DWYER
                                                   -----------------------------
                                               Name: FREDERICK DWYER
                                               Title: VICE PRESIDENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                        THE LENAPE RESOURCES CORPORATION
                                      INTO
                               KCS RESOURCES, INC.

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

KCS RESOURCES, INC., A DELAWARE CORPORATION, CERTIFIES AS FOLLOWS:

         (1) KCS Resources, Inc. was incorporated on October 1, 1993 pursuant to The General Corporation Law of the State of Delaware.

         (2) The Lenape Resources Corporation was incorporated on June 18, 1976 as Fuel Savers Incorporated pursuant to The New Jersey Business Corporation Act. Fuel Savers Incorporated changes its name to The Lenape Resources Corporation May 4, 1981.

         (3) KCS Resources, Inc. owns all of the outstanding capital stock of The Lenape Resources Corporation.

         (4) KCS Resources, Inc. by the following resolutions of its Board of Directors, duly adopted by unanimous written consent dated December 22, 1993, determined to merge The Lenape Resources Corporation into itself.

         RESOLVED: The Corporation merge The Lenape Resources Corporation, its wholly owned subsidiary, and a New Jersey corporation, into itself and assume and be vested with all of The Lenape Resources Corporation's rights, powers, privileges, assets, properties, liabilities and obligations in accordance with the short-form statutory merger provisions of The General Corporation Law of Delaware and the New Jersey Business Corporation Act effective at the close of business on December 31, 1993.

         FURTHER RESOLVED: The Corporation make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy o the resolutions to merge The Lenape Resources Corporation into the Corporation and to assume and be vested with The Lenape Resources Corporation's rights, powers, privileges, assets, properties, liabilities and obligations on the date of adoption thereof, and then file the certificate with the Delaware Secretary of State and a certified copy of the certificate in the Office of Deeds of New Castle County.

         FURTHER RESOLVED: The Certificate of Merger to merge The Lenape Resources Corporation into the Corporation which has been reviewed by and approved by the directors of this Corporation be filed in the office of the new Jersey Secretary of State.

These resolutions have not been amended or rescinded and are now in full force and effect.

         IN WITNESS WHEREOF, KCS RESOURCES, INC. HAS CAUSED THIS CERTIFICATE TO BE SIGNED AND ATTESTED TO BY ITS DULY AUTHORIZED OFFICERS ON THIS 22nd DAY OF DECEMBER, 1993.

                                          KCS RESOURCES, INC.

ATTEST:

/s/ HENRY A. JURARD                            By: /s/ JAMES W. CHRISTMAS
-----------------------------                      -----------------------------
Henry A. Jurand, Secretary                         James W. Christmas, President